Exhibit 10.53

LIMITED WAIVER AND AMENDMENT AGREEMENT

COMMON STOCK, PRE-FUNDED WARRANTS AND COMMON STOCK WARRANTS

This Limited Waiver and Amendment Agreement (the “Agreement”) dated and to be effective as of June [●], 2023, is made by and between Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), and [●], a [●] [corporation] (the “Investor”). The Company and the Investor may also each be referred to herein, individually as a “Party” and collectively as the “Parties.” Unless otherwise defined in this Agreement, capitalized terms have the same meaning as defined in the Securities Purchase Agreement by and between the Parties dated April 19, 2023 (the “SPA”), the common stock purchase warrants issued to the Investor on April 21, 2023 (the “Warrants”, and together with the SPA, the “Investor Documents”).

RECITALS

WHEREAS, the Parties previously entered into the SPA and the Warrants pursuant to which the Investor acquired certain shares of Common Stock and the Warrants from the Company on April 21, 2023;

WHEREAS, as of the date hereof, the Investor is the holder of [all of the issued and outstanding shares of Common Stock underlying the SPA and] the Warrants; and

WHEREAS, the Company intends to conduct a best-efforts follow-on public offering (the “Offering”) of shares of Common Stock, pre-funded warrants (the “Pre-Funded Warrants”), common stock purchase warrants (the “Common Warrants”), and shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants (collectively with the shares of Common Stock, the Pre-Funded Warrants, the Common Warrants, the “Securities”) pursuant to a registration statement on Form S-1, registering the Securities under the Securities Act of 1933, as amended, and the related transaction documents thereto and it is the intent of the Parties to waive the consent or notification rights to participate in subsequent equity sales (as defined in Section 4.10 of the SPA) solely in connection with the Offering and should the Offering be consummated, to amend the Warrants to provide that the Termination Date (as defined in the Warrants) shall be the five-year anniversary of the Initial Exercise Date (as defined in the Common Warrants) and the then-current Exercise Price (as defined in the Warrants) shall be reduced to equal to the exercise price as set forth in the Common Warrants should such exercise price be lower than the then-current Exercise Price.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Limited Waiver of Rights under the Investor Documents. The Investor hereby waives (a) its rights to consent or notification rights to participate in subsequent equity sales (as defined in Section 4.10 of the SPA) solely as a result of the Offering, and (b) any other rights of termination, defaults, amendment or similar acceleration or cancellation that can be triggered under the Investor Documents solely as a result of the Offering.

2. Warrant Amendment. If the Offering is consummated, the Company agrees to amend the Warrants to provide that the Termination Date (as defined in the Warrants) shall be the five-year anniversary of the Initial Exercise Date (as defined in the Common Warrants) and the then-current Exercise Price (as defined in the Warrants) shall be reduced to equal to the exercise price as set forth in the Common Warrants should such exercise price be lower than the then-current Exercise Price. The Company shall issue a new warrant or warrants in exchange for the Warrants pursuant to and in accordance with Section 4 of the Warrants.

3. Limited Effect; No Modifications. The waivers set forth in Section 1 shall be limited precisely as written and relate solely to the Investor Documents, and to the extent described in Section 1, and nothing in this Agreement shall be deemed to constitute a waiver by either Party of compliance with respect to any other term, provision, or condition of the Investor Documents, or any other instrument or agreement referred to therein. Except as specifically provided in this Agreement, all other terms and conditions of the Investor Documents remain in full force and effect.

4. Miscellaneous.

(a) The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

(b) This Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

(c) This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY

Allarity Therapeutics, Inc a Delaware corporation

By:

INVESTOR

[●] a [●] [corporation]

Name: Title:

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